Exhibit 32.2

Certification of Principal Financial Officer
Required by Rule 13a-14(b) or 15d-14(b)
of the Exchange Act

In connection with the Quarterly Report of Advanstar, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David W. Montgomery, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ David W. Montgomery
David W. Montgomery
Chief Financial Officer

Date: May 15, 2006